                                                                    EXHIBIT 4.7


         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF MAY NOT ENGAGE IN HEDGING TRANSACTIONS IN THIS SECURITY UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE SECURITIES ACT.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, RESELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CAREMARK RX, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. ANY TRANSFER OF THIS SECURITY IS REQUIRED TO BE MADE IN COMPLIANCE WITH THE APPLICABLE STATE SECURITIES LAWS AND APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS.

         THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CAPITAL SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                               CAREMARK RX, INC.

                    7.0% Convertible Subordinated Debentures

No. D-1                                                            $206,186,000


                  CAREMARK RX, INC., a corporation organized and existing under the laws of the state of Delaware (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Caremark Rx Capital Trust I, or registered assigns, the principal sum of 206,186,000 Dollars on October 1, 2029; provided that the Company, subject to certain conditions set forth in Section 3.14 of the Indenture, may shorten the Stated Maturity of the principal of this Debenture to a date not earlier than October 1, 2014. The Company further promises to pay interest on said principal sum from September 29, 1999, or from the most recent interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on January 1, April 1, July 1 and October 1 of each year, commencing January 1, 2000, at the rate of 7.0% per annum, until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 7.0% per annum, compounded quarterly. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York or the State of Delaware are authorized or required by law or executive order to remain closed. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the 15th day of the month next preceding such Interest Payment Date (whether or not a Business Day). Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or traded, and upon such notice as may be required by such exchange or self-regulatory organization, all as more fully provided in the Indenture.

                  So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Debenture to defer payment of interest on this Debenture, at any time or from time to time, for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Debenture; and provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of, premium, if any, or interest or on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to this Debenture or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to this Debenture (other than (a) dividends or distributions in the Company's capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Guarantee with respect to this Debenture and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees, related to the issuance of Common Stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of Common Stock (or securities convertible or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of the principal of this Debenture. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. If the Trust is the sole Holder of this Debenture, the Company shall give the Trustees notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities would be payable but for such deferral or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. If the Trustee shall not be the sole Holder of this Debenture, the Company shall give the Holders of this Debenture notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next Interest Payment Date or (ii) the date the Company is required to give notice to any applicable securities exchange or self-regulatory organization or to the Holders of this Debenture of the record or payment date of such related interest payment.

                  Payment of principal of, premium, if any, and interest on this Debenture shall be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made, except in the case of Debentures in global form (which shall be paid by wire transfer to the Holders thereof), by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register.

                  The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                  Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                   CAREMARK RX, INC.



                                   By:  /s/ James H. Dickerson, Jr.
                                       ----------------------------------------
                                             [President or Vice President]



                                   Attest: /s/ Tina E. Nelson
                                           ------------------------------------
                                            [Secretary or Assistant Secretary]

                             Reverse of Debenture.


                  This Debenture is one of a duly authorized issue of securities of the Company, designated as its 7.0% Convertible Subordinated Debentures (the "Debentures"), limited in aggregate principal amount to $206,186,000, issued under an Indenture, dated as of September 29, 1999 (the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. All capitalized terms used but not defined in this Debenture that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of September 29, 1999 (the "Trust Agreement"), among Caremark Rx, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

The Company may at any time, at its option, on or after October 15, 2002, and subject to the terms and conditions of Article XI of the Indenture, redeem this Debenture in whole at any time or in part from time to time at the redemption prices set forth below, in each case, together with accrued and unpaid interest, including Additional Interest and liquidated damages pursuant to the Registration Rights Agreement, if any, to the Redemption Date, upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on October 1 (October 15 in the case of 2002) of each of the years set forth below.

                                                                  Price Per $50
Year                                                              Principal Amount
----                                                              ----------------
2002............................................................. $52.00
2003............................................................. $51.50
2004............................................................. $51.00
2005............................................................. $50.50
2006 and thereafter.............................................. $50.00

                  Upon the occurrence and during the continuation of a Tax Event, the Company may, at its option, at any time within 90 days of the occurrence of such Tax Event redeem this Debenture, in whole or in part, subject to the provisions of Section 11.7 and the other provisions of Article XI of the Indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest and liquidated damages pursuant to the Registration Rights Agreement, if any, to the Redemption Date. Upon the occurrence of a Change in Control, the Company is required to redeem Debentures issued under the Indenture equal in aggregate principal amount to the Liquidation Amount of Preferred Securities required to be repurchased by the Trust upon such a Change of Control in accordance with
Article X of the Trust Agreement. In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If at any time Debentures are distributed to Holders of Preferred Securities upon a liquidation of the Trust permitted by the Trust Agreement, such Holders shall have the right to require the Company to repurchase Debentures upon a Change of Control in accordance with Article XII of the Indenture.

                  The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Debentures, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

                  As provided in and subject to the provisions of the Indenture, if an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal amount of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Debentures issued to the Trust, if upon an Event of Default the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures fail to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest, including Additional Interest, if any, on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest, including Additional Interest, if any, on such Debentures shall remain subordinated to the extent provided in Article XIV of the Indenture.

                  Subject to Section 13.1(a) of the Indenture, the Holder of any Debenture has the right, exercisable at any time on or before 5:00 p.m. (New York City time) on the second Business Day immediately preceding the date of repayment of the Debentures, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into fully paid and nonassessable shares of Common Stock at an initial conversion rate of 6.7125 shares of Common Stock for each $50 in aggregate principal amount of Debentures (equal to a Conversion Price of $7.4488 per share of Common Stock), subject to adjustment under certain circumstances. The number of shares issuable upon conversion of a Debenture is determined by dividing the principal amount of the Debenture to be converted by the Conversion Price in effect on the Conversion Date. No fractional shares of Common Stock shall be issued upon conversion and, in lieu thereof, a cash payment shall be made for any fractional interest. The outstanding principal amount of any Debenture shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

                  To convert a Debenture, a Holder shall (i) complete and sign a Conversion Request substantially in the form attached hereto, (ii) surrender the Debenture to the Conversion Agent, (iii) furnish appropriate endorsements or transfer documents if required by the Debenture Registrar or Conversion Agent and (iv) pay any transfer or similar tax, if required. If a Conversion Request is delivered on or after the Regular Record Date and prior to the subsequent Interest Payment Date, the Holder shall be required to pay to the Company the interest payment to be made on the subsequent Interest Payment Date, and shall be entitled to receive the interest payable on the subsequent Interest Payment Date, on the portion of Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Notwithstanding the foregoing, if, during an Extension Period, a notice of redemption is mailed pursuant to Section 11.4 of the Indenture and a Debenture is converted after such mailing but prior to the relevant Redemption Date, all accrued but unpaid interest (including Additional Payments, if any) through the date of conversion shall be paid to the holder of such Debenture on the Redemption Date. Except as otherwise provided in the immediately preceding two sentences, in the case of any Debenture which is converted, interest with a Stated Maturity which is after the date of conversion of such Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments, if any) on the Debentures being converted, which shall be deemed to be paid in full. If any Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of
Section 3.7 of the Indenture and this paragraph) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

                  No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Debenture Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Debentures are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

                  The Company and, by its acceptance of this Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

                  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                               CONVERSION REQUEST

To:   Caremark Rx, Inc.

                  The undersigned owner of these Debentures hereby irrevocably elects to convert these Debentures, or the portion below designated, into Common Stock of the Company (the "Common Stock") in accordance with the terms of the Indenture (the "Indenture"), dated as of September 29, 1999, between the Company and Wilmington Trust Company, as Trustee.

                  The undersigned owner of these Debentures hereby directs the Conversion Agent to convert such Debentures on behalf of the undersigned into Common Stock at the Conversion Price specified in the Indenture. The undersigned owner of these Debentures also hereby notifies the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, should be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:
      -----------------------

Principal Amount of Debentures to be converted ($50 or integral multiples thereof):
          -------------------

If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons.


-----------------------------

-----------------------------

-----------------------------

(Sign exactly as your name appears on the other side of this Debenture) (for conversion only)

Please print or type name and address, including zip code, and social security or other identifying number:


-----------------------------

-----------------------------

-----------------------------

Signature Guarantee:(1)
                       -----------------------------------






------------------------------------------

                  (1) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.